UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36193	26-1469215
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

(610)   354-8840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on April 17, 2019, Trevena, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“HCW”) entered into a Common Stock Sales Agreement (the “Sales Agreement”), pursuant to which the Company may sell from time to time, at its option, shares of its common stock, par value $0.001 per share (the “Common Stock”), through HCW, as sales agent, in an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933 (the “ATM Offering”). On December 31, 2020, the Company and HCW entered into Amendment No. 1 to Common Stock Sales Agreement (the “Amendment”) to amend the Sales Agreement to, among other things, update the reference to the registration statement pursuant to which the shares of Common Stock may be sold and to include an additional $50 million of shares of Common Stock in the ATM Offering.

The Amendment provides for the issuance and sale of shares of Common Stock in the ATM Offering pursuant to the Company’s registration statement on Form S-3 (File No. 333-251006) filed with the Securities and Exchange Commission (“SEC”) on November 27, 2020, and declared effective by the SEC on December 4, 2020 (the “New Registration Statement”). From and after the date of the Amendment, the issuance and sale of shares of Common Stock in the ATM Offering will be made under the New Registration Statement, pursuant to a prospectus, which consists of a base prospectus dated December 4, 2020 and a prospectus supplement filed with the SEC on December 31, 2020. Prior to the Amendment, the Company had sold substantially all of the shares of Common Stock available for sale in the ATM Offering. The prospectus supplement provides for the sale of up to an additional $50 million of shares of Common Stock in the ATM Offering under the New Registration Statement.

Under the terms of the Amendment, HCW will be entitled to compensation equal to up to 3.0% of the gross proceeds from each sale of shares of Common Stock under the Sales Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Sales Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to (a) the full text of the Sales Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2019, and (b) the full text of the Amendment, which is filed as Exhibit 10.1 hereto, each of which is incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the shares that will be issued pursuant to the Sales Agreement, as amended, under the prospectus supplement filed on December 31, 2020 is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

10.1	Amendment No. 1 to Common Stock Sales Agreement dated December 31, 2020 between Trevena, Inc. and H.C. Wainwright & Co., LLC

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)

104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: December 31, 2020	By:	/s/ Barry Shin
Barry Shin
Senior Vice President &Chief Financial Officer